CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$2,000,000	$232.40

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933

Pricing Supplement dated December 12, 2014
(To the Prospectus dated July 19, 2013 and the Prospectus Supplement dated July 19, 2013)
Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-190038
$2,000,000 Barclays Bank PLC Trigger Phoenix Callable Optimization Securities

Linked to the least performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 18, 2024
Investment Description
Trigger Phoenix Callable Optimization Securities (the “Securities”) are unsecured and unsubordinated debt securities issued by Barclays Bank PLC (the “Issuer”) linked to the least performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index (each an “Index” and together the “Indices”). On a quarterly basis, unless the Securities have been previously called, the Issuer will pay you a coupon (the “Contingent Coupon”) if the closing level of each Index on the applicable Observation Date is greater than or equal to its specified Coupon Barrier. Otherwise, no coupon will be paid for that quarter. The Issuer may, at its election, call the Securities on any quarterly Observation Date other than the Final Valuation Date, regardless of the closing level of any Index on that Observation Date. If the Issuer elects to call the Securities prior to maturity, the Issuer will repay the principal amount of your Securities plus pay any Contingent Coupon that may be due on the Coupon Payment Date that is also the Call Settlement Date, and no further amounts will be owed to you under the Securities. If the Issuer does not elect to call the Securities prior to maturity  and the closing level of each Index on the Final Valuation Date (the “Final Index Level”) is greater than or equal to its specified Trigger Level (which is set equal to the Coupon Barrier), the Issuer will pay you a cash payment at maturity equal to the principal amount of your Securities plus the Contingent Coupon due on the Coupon Payment Date that is also the Maturity Date. However, if the Final Index Level of any Index is less than its Trigger Level, you will be exposed to the full decline in the Index with the lowest Index Return (the “Least Performing Index”) and the Issuer will repay less than the full principal amount of the Securities at maturity, if anything, resulting in a loss of principal that is proportionate to the negative Index Return of the Least Performing Index. Investing in the Securities involves significant risks. You may lose some or all of your initial investment. You will be exposed to the market risk of each Index and any decline in the level of one Index may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of the other Indices. The Trigger Level of each Index is observed relative to its Final Index Level only on the Final Valuation Date, and the contingent repayment of principal applies only if you hold the Securities to maturity. Generally, the higher the Contingent Coupon Rate on a Security, the greater the risk of loss on that Security. Your return potential on the Securities is limited to any Contingent Coupons paid on the Securities, and you will not participate in any appreciation of any Index. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations, you might not receive any amounts owed to you under the Securities.
Features	Key Dates
❑     Contingent Coupon: Unless the Securities have been previously called, the Issuer will pay you a Contingent Coupon each quarter if the closing level of each Index on the applicable Observation Date is greater than or equal to its Coupon Barrier. Otherwise, no coupon will be paid for that quarter.

❑     Issuer Call: The Issuer may, at its election and upon written notice to the trustee, call the Securities on any quarterly Observation Date other than the Final Valuation Date, regardless of the closing level of any Index on that Observation Date. If the Securities are called, the Issuer will repay the principal amount of your Securities plus pay any Contingent Coupon that may be due on the Coupon Payment Date that is also the Call Settlement Date, and no further amounts will be owed to you under the Securities.

❑    Contingent Repayment of Principal at Maturity: If the Securities are not called and the Final Index Level of each Index is greater than or equal to its Trigger Level, the Issuer will pay you a cash payment at maturity equal to the principal amount of your Securities plus the Contingent Coupon due on the Coupon Payment Date that is also the Maturity Date. However, if the Final Index Level of any Index is less than its Trigger Level, the Issuer will repay less than your principal amount, if anything, resulting in a loss of your initial investment that will be proportionate to the negative Index Return of the Least Performing Index. The Trigger Level of each Index is observed relative to its Final Index Level only on the Final Valuation Date, and the contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC.
	Trade Date1:	December 12, 2014
	Settlement Date:	December 17, 2014
	Observation Dates2:	Quarterly
	Final Valuation Date2:	December 12, 2024
	Maturity Date2:	December 18, 2024

1   With respect to each Index, the Initial Index Level is the closing level of that Index on December 11, 2014 and is not the closing level of that Index on the Trade Date.
2   Subject to postponement in the event of a market disruption event as described under “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities” in the prospectus supplement and “Supplemental Terms of the Securities” in this pricing supplement. Notwithstanding anything to the contrary in the accompanying prospectus supplement, the Final Valuation Date may be postponed by up to five scheduled trading days for all of the Indices due to the occurrence or continuance of a market disruption event on such date.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE THE FULL DOWNSIDE MARKET RISK OF THE LEAST PERFORMING INDEX. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF BARCLAYS BANK PLC. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.
YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE PS-7 OF THIS PRICING SUPPLEMENT AND UNDER “RISK FACTORS” BEGINNING ON PAGE S-6 OF THE PROSPECTUS SUPPLEMENT AND PAGE IS-2 OF THE INDEX SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.
Security Offering
We are offering Trigger Phoenix Callable Optimization Securities linked to the least performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index. The Securities are offered at a minimum investment of 100 Securities at $10.00 per Security (representing a $1,000 investment), and integral multiples of $10.00 in excess thereof.
Index	Contingent Coupon Rate	Initial Index Level*	Coupon Barrier**	Trigger Level**	CUSIP/ ISIN
S&P 500® Index (SPX)	8.35% per annum	2,035.33	1,017.67, which is 50.00% of the Initial Index Level	1,017.67, which is 50.00% of the Initial Index Level	06742Y212 / US06742Y2129
Russell 2000® Index (RTY)		1,166.957	583.479, which is 50.00% of the Initial Index Level	583.479, which is 50.00% of the Initial Index Level
EURO STOXX 50® Index (SX5E)		3,159.11	1,579.56, which is 50.00% of the Initial Index Level	1,579.56, which is 50.00% of the Initial Index Level
* With respect to each Index, the Initial Index Level is the closing level of that Index on December 11, 2014 and is not the closing level of that Index on the Trade Date.
** Rounded to two decimal places for the S&P 500® Index and EURO STOXX 50® Index and rounded to three decimal places for the Russell 2000® Index
See “Aditional Information about Barclays Bank PLC and the Securities” on page PS-2 of this pricing supplement. The Securities will have the terms specified in the prospectus dated July 19, 2013, the prospectus supplement dated July 19, 2013, the index supplement dated July 19, 2013 and this pricing supplement.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.
We may use this pricing supplement in the initial sale of the Securities. In addition, Barclays Capital Inc. or any other of our affiliates may use this pricing supplement in market resale transactions in any of the Securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.
The Securities constitute our unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.
	Initial Issue Price1	Underwriting Discount	Proceeds to Barclays Bank PLC
Per Security	$10.00	$0.10	$9.90
Total	$2,000,000	$20,000	$1,980,000
1 Our estimated value of the Securities on the Trade Date, based on our internal pricing models, is $9.557 per Security. The estimated value is less than the initial issue price of the Securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page PS-2 of this pricing supplement.
UBS Financial Services Inc.	Barclays Capital Inc.

Additional Information about Barclays Bank PLC and the Securities
You should read this pricing supplement together with the prospectus dated July 19, 2013, as supplemented by the prospectus supplement dated July 19, 2013 and the index supplement dated July 19, 2013 relating to our Global Medium-Term Securities, Series A, of which these Securities are a part. This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement and the index supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

If the terms discussed in this pricing supplement differ from those in the prospectus, prospectus supplement or index supplement, the terms discussed herein will control.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Prospectus dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295636/d570220df3asr.htm

♦	Prospectus supplement dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295715/d570220d424b3.htm

♦	Index supplement dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295727/d570220d424b3.htm

Our SEC file number is 1-10257. References to “Barclays,” “Barclays Bank PLC,” “we,” “our” and “us” refer only to Barclays Bank PLC and not to its consolidated subsidiaries. In this document, “Securities” refers to the Trigger Phoenix Callable Optimization Securities that are offered hereby, unless the context otherwise requires.

Supplemental Terms of the Securities
The “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities” section of the accompanying prospectus supplement defines scheduled trading day with respect to each Index and describes the circumstances under which the Calculation Agent may determine that there is a market disruption event with respect to each Index. If the Calculation Agent determines that any Observation Date is not a scheduled trading day for any Index or on any Observation Date a market disruption event occurs or is continuing in respect of any Index, the Observation Date will be postponed to the earlier of (i) the fifth scheduled trading day for each Index after the originally scheduled Observation Date (or, if such fifth scheduled trading day is not the same day for all of the Indices, the later such fifth scheduled trading day) (such fifth scheduled trading day (or later fifth scheduled trading, as the case may be), the “latest possible Observation Date”) and (ii) the earliest date that is a scheduled trading day with respect to each Index on which the Calculation Agent determines that a market disruption event does not occur and is not continuing with respect to any Index. If an Observation Date is postponed to the latest possible Observation Date and the Calculation Agent determines that such latest possible Observation Date is not a scheduled trading day with respect to any Index or that a market disruption event with respect to any Index has occurred and is continuing on such latest possible Observation Date, then the closing level of that Index will be the Calculation Agent’s estimate of the closing level of that Index that would have prevailed on such latest possible Observation Date if such date were a scheduled trading day on which no market disruption event had occurred and was continuing with respect to that Index.

Additional Information Regarding Our Estimated Value of the Securities
Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the Trade Date is based on our internal funding rates. Our estimated value of the Securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Securities on the Trade Date is less than the initial issue price of the Securities. The difference between the initial issue price of the Securities and our estimated value of the Securities results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, the estimated cost that we may incur in hedging our obligations under the Securities, and estimated development and other costs that we may incur in connection with the Securities.

Our estimated value on the Trade Date is not a prediction of the price at which the Securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the Trade Date, the price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the Trade Date for a temporary period expected to be approximately three months after the initial issue date of the Securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Securities and other costs in connection with the Securities that we will no longer expect to incur over the term of the Securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Securities and any agreement we may have with the distributors of the Securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the Securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Key Risks” beginning on page PS-7 of this pricing supplement.

Investor Suitability

The Securities may be suitable for you if:

♦     You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦     You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the full downside market risk of an investment in the Least Performing Index.

♦     You are willing to accept the individual market risk of each Index and understand that any decline in the level of one Index will not be offset or mitigated by a lesser decline or any potential increase in the level of the other Indices.

♦     You believe each Index is likely to close at or above its Coupon Barrier on the specified Observation Dates, and, if any Index does not, you can tolerate receiving few or no Contingent Coupons over the term of the Securities.

♦     You believe the Final Index Level of each Index is not likely to be less than its Trigger Level and, if the Final Index Level of any Index is less than its Trigger Level, you can tolerate a loss of all or a substantial portion of your investment.

♦     You understand and accept that you will not participate in any appreciation of any Index, which may be significant, and that your return potential on the Securities is limited to any Contingent Coupons paid on the Securities.

♦     You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the levels of the Indices.

♦     You are willing and able to hold securities that the Issuer may elect to call on the earliest quarterly Observation Date other than the Final Valuation Date, and you are otherwise willing and able to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

♦     You do not seek guaranteed current income from this investment, and you are willing to forgo any dividends paid on the securities composing the Indices.

♦     You seek an investment with a return potentially based on the performance of companies in the Eurozone.

♦     You are willing to assume the credit risk of Barclays Bank PLC, as issuer of the Securities, for all payments under the Securities and understand that if Barclays Bank PLC were to default on its payment obligations, you might not receive any amounts due to you, including any repayment of principal.

The Securities may not be suitable for you if:

♦     You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦     You require an investment designed to provide a full return of principal at maturity, you cannot tolerate a loss of all or a substantial portion of your investment or you are not willing to make an investment that may have the full downside market risk of an investment in the Least Performing Index.

♦     You are unwilling to accept the individual market risk of each Index or do not understand that any decline in the level of one Index will not be offset or mitigated by a lesser decline or any potential increase in the level of the other Indices.

♦     You do not believe each Index is likely to close at or above its Coupon Barrier on the specified Observation Dates, or you cannot tolerate receiving few or no Contingent Coupons over the term of the Securities.

♦     You believe the Final Index Level of any Index is likely to be less than its Trigger Level, which could result in a total loss of your initial investment.

♦     You seek an investment that participates in the full appreciation in the level of one or more of the Indices and whose return is not limited to any Contingent Coupons paid on the Securities.

♦     You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the levels the Indices.

♦     You are unable or unwilling to hold securities that the Issuer may elect to call on the earliest quarterly Observation Date other than the Final Valuation Date, or you are unable or unwilling to hold the Securities to maturity and seek an investment for which there will be an active secondary market.

♦     You seek guaranteed current income from your investment, or you prefer to receive any dividends paid on the securities composing the Indices.

♦     You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

♦     You do not seek an investment with a return potentially based on the performance of companies in the Eurozone.

♦     You are not willing to assume the credit risk of Barclays Bank PLC, as issuer of the Securities, for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page PS-7 of this pricing supplement as well as the “Risk Factors” beginning on page S-6 of the prospectus supplement and page IS-2 of the index supplement for risks related to an investment in the Securities.

Final Terms1
Issuer:	Barclays Bank PLC
Issue Price:	$10.00 per Security
Principal Amount:	$10.00 per Security (subject to minimum investment of 100 Securities)
Term:	Approximately ten years, unless called earlier at the election of the Issuer
Indices2:	The S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index
Issuer Call:
The Issuer may elect to call the Securities on any quarterly Observation Date other than the Final Valuation Date, regardless of the closing level of any Index on that Observation Date. If the Securities are called, the Issuer will repay the principal amount of your Securities plus pay any Contingent Coupon that may be due on the Coupon Payment Date that is also the Call Settlement Date, and no further amounts will be owed to you under the Securities.

Observation Dates3:
The first Observation Date will occur on March 12, 2015; Observation Dates will occur quarterly thereafter as listed in the “Observation Dates/Coupon Payment Dates/Call Settlement Dates” section below. The final Observation Date, December 12, 2024, is the “Final Valuation Date.”

Call Settlement Dates3:	The Coupon Payment Date immediately following the applicable Observation Date, which will be two (2) business days following the applicable Observation Date.
Contingent Coupon:
If the closing level of each Index is greater than or equal to its Coupon Barrier on any Observation Date, the Issuer will pay you the Contingent Coupon applicable to that Observation Date.

If the closing level of any Index is less than its Coupon Barrier on any Observation Date, the Contingent Coupon applicable to that Observation Date will not accrue or be payable and the Issuer will not make any payment to you on the related Coupon Payment Date.

The Contingent Coupon is a fixed amount potentially payable quarterly based on the per annum Contingent Coupon Rate.

Coupon Barrier:	With respect to each Index, a percentage of the Initial Index Level of that Index, as specified on the cover of this pricing supplement
Coupon Payment Dates3:	Two (2) business days following the applicable Observation Date; provided that the final Coupon Payment Date will be the Maturity Date
Contingent Coupon Rate:
The Contingent Coupon Rate is 8.35% per annum. Accordingly, the Contingent Coupon that would be payable for each Observation Date on which the closing level of each Index is greater than or equal to its Coupon Barrier is equal to $0.20875 per Security.

Whether Contingent Coupons will be paid on the Securities will depend on the performance of the Indices. The Issuer will not pay you the Contingent Coupon for any Observation Date on which the closing level of any Index is less than its Coupon Barrier.

Payment at Maturity (per Security):
If the Issuer does not elect to call the Securities and the Final Index Level of each Index is greater than or equal to its Trigger Level (which equals its Coupon Barrier), the Issuer will pay you a cash payment on the Maturity Date equal to $10.00 per $10.00 principal amount Security plus the Contingent Coupon due on the Coupon Payment Date that is also the Maturity Date.

If the Issuer does not elect to call the Securities and the Final Index Level of any Index is less than its Trigger Level, the Issuer will pay you a cash payment on the Maturity Date per $10.00 principal amount Security that is less than your principal amount, if anything, resulting in a loss of principal that is proportionate to the negative Index Return of the Least Performing Index; equal to:

$10.00 × (1 + Index Return of the Least Performing Index)

Accordingly, you may lose all or a substantial portion of your principal at maturity, depending on how much the Least Performing Index declines, regardless of the performance of the other Indices.

Index Return:	With respect to each Index: Final Index Level – Initial Index Level Initial Index Level
Least Performing Index:	The Index with the lowest Index Return
Trigger Level:	With respect to each Index, a percentage of the Initial Index Level of that Index, as specified on the cover of this pricing supplement
Initial Index Level:
With respect to each Index, the closing level of that Index on December 11, 2014, as specified on the cover of this pricing supplement. The Initial Index Level for each Index is not the closing level of that Index on the Trade Date.

Final Index Level:	With respect to each Index, the closing level of that Index on the Final Valuation Date
Calculation Agent:	Barclays Bank PLC
1	Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.
2
For a description of adjustments that may affect the Indices, see “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” in the prospectus supplement.

3
Subject to postponement in the event of a market disruption event as described under “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities” in the prospectus supplement  and “Supplemental Terms of the Securities” in this pricing supplement. Notwithstanding anything to the contrary in the accompanying prospectus supplement, the Final Valuation Date may be postponed by up to five scheduled trading days for all of the Indices due to the occurrence or continuance of a market disruption event on such date.

Investment Timeline

December 11, 2014:	The closing level of each Index (the Initial Index Level) is observed and the Coupon Barrier and Trigger Level of each Index are determined.

Quarterly (callable by Issuer at its election):
If the closing level of each Index is greater than or equal to its Coupon Barrier on any quarterly Observation Date, the Issuer will pay you the Contingent Coupon applicable to that Observation Date.

The Issuer may, at its election and upon written notice to the trustee, call the Securities on any quarterly Observation Date other than the Final Valuation Date, regardless of the closing level of any Index on that Observation Date. If the Issuer elects to call the Securities, the Issuer will repay the principal amount of your Securities plus pay any Contingent Coupon that may be due on the Coupon Payment Date that is also the Call Settlement Date, and no further amounts will be owed to you under the Securities.

Maturity Date:
The Final Index Level of each Index is determined as of the Final Valuation Date.

If the Issuer does not elect to call the Securities and the Final Index Level of each Index is greater than or equal to its Trigger Level (which equals its Coupon Barrier), the Issuer will pay you a cash payment on the Maturity Date equal to $10.00 per $10.00 principal amount Security plus the Contingent Coupon due on the Coupon Payment Date that is also the Maturity Date.

If the Issuer does not elect to call the Securities and the Final Index Level of any Index is less than its Trigger Level, the Issuer will pay you a cash payment on the Maturity Date per $10.00 principal amount Security that is less than your principal amount, if anything, resulting in a loss of principal that is proportionate to the negative Index Return of the Least Performing Index; equal to:

$10.00 × (1 + Index Return of the Least Performing Index)

Accordingly, you may lose all or a substantial portion of your principal at maturity, depending on how much the Least Performing Index declines, regardless of the performance of the other Indices.

Investing in the Securities involves significant risks. You may lose some or all of your initial investment. You will be exposed to the market risk of each Index and any decline in the level of one Index may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of the other Indices. The Trigger Level of each Index is observed relative to its Final Index Level only on the Final Valuation Date, and the contingent repayment of principal applies only if you hold the Securities to maturity. Generally, the higher the Contingent Coupon Rate on a Security, the greater the risk of loss on that Security. Your return potential on the Securities is limited to any Contingent Coupons paid on the Securities, and you will not participate in any appreciation of any Index. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations, you might not receive any amounts owed to you under the Securities.

Observation Dates/Coupon Payment Dates/Call Settlement Dates
Observation Dates	Coupon Payment Dates/ Call Settlement Dates
March 12, 2015	March 16, 2015
June 12, 2015	June 16, 2015
September 15, 2015	September 17, 2015
December 15, 2015	December 17, 2015
March 14, 2016	March 16, 2016
June 13, 2016	June 15, 2016
September 12, 2016	September 14, 2016
December 12, 2016	December 14, 2016
March 13, 2017	March 15, 2017
June 12, 2017	June 14, 2017
September 12, 2017	September 14, 2017
December 12, 2017	December 14, 2017
March 12, 2018	March 14, 2018
June 12, 2018	June 14, 2018
September 12, 2018	September 14, 2018
December 12, 2018	December 14, 2018
March 12, 2019	March 14, 2019
June 12, 2019	June 14, 2019
September 12, 2019	September 16, 2019
December 12, 2019	December 16, 2019
March 12, 2020	March 16, 2020
June 12, 2020	June 16, 2020
September 14, 2020	September 16, 2020
December 14, 2020	December 16, 2020
March 12, 2021	March 16, 2021
June 14, 2021	June 16, 2021
September 13, 2021	September 15, 2021
December 13, 2021	December 15, 2021
March 14, 2022	March 16, 2022
June 13, 2022	June 15, 2022
September 12, 2022	September 14, 2022
December 12, 2022	December 14, 2022
March 13, 2023	March 15, 2023
June 12, 2023	June 14, 2023
September 12, 2023	September 14, 2023
December 12, 2023	December 14, 2023
March 12, 2024	March 14, 2024
June 12, 2024	June 14, 2024
September 12, 2024	September 16, 2024
December 12, 2024*	December 18, 2024*
*The Issuer may not elect to call the Securities on the Final Valuation Date. Thus, the Maturity Date is not a Call Settlement Date.

Key Risks
An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing in any or all of the Indices or the securities composing the Indices. These risks are explained in more detail in the “Risk Factors” section of the accompanying prospectus supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦
You may lose some or all of your principal — The Securities differ from ordinary debt securities in that the Issuer will not necessarily pay the full principal amount of the Securities at maturity. If the Issuer does not elect to call the Securities, the Issuer will pay you the principal amount of your Securities only if the Final Index Level of each Index is greater than or equal to its Trigger Level and will make such payment only at maturity. If the Issuer does not elect to call the Securities and the Final Index Level of any Index is less than its Trigger Level, you will be exposed to the full decline in the Least Performing Index and the Issuer will repay less than the full principal amount of the Securities at maturity, if anything, resulting in a loss of principal that is proportionate to the negative Index Return of the Least Performing Index. Accordingly, you may lose some or all of your principal.

♦
If the Issuer does not elect to call the Securities, the payment at maturity, if any, is calculated based solely on the performance of the Least Performing Index — If the Issuer does not elect to call the Securities pursuant to the Call Feature, the payment at maturity, if any, will be linked solely to the performance of the Least Performing Index. As a result, in the event that the Final Index Level of the Least Performing Index is less than its Trigger Level, the Index Return of only the Least Performing Index will be used to determine the return on your Securities, and you will not benefit from the performance of the other Indices, even if the Final Index Level of any of the other Indices is greater than or equal to its Trigger Level or Initial Index Level.

♦
You may not receive any Contingent Coupons — The Issuer will not necessarily make periodic coupon payments on the Securities. If the closing level of any Index on an Observation Date is less than its Coupon Barrier, the Issuer will not pay you the Contingent Coupon applicable to that Observation Date even if the closing level of any of the other Indices is greater than or equal to its Coupon Barrier on that Observation Date. If the closing level of any Index is less than its Coupon Barrier on each of the Observation Dates, the Issuer will not pay you any Contingent Coupons during the term of the Securities, and you will not receive a positive return on your Securities. Generally, this non-payment of the Contingent Coupon coincides with a period of greater risk of principal loss on your Securities.

♦
Contingent repayment of principal applies only at maturity — You should be willing to hold your Securities to maturity. The market value of the Securities may fluctuate between the date you purchase them and the Final Valuation Date. If you are able to sell your Securities prior to maturity in the secondary market, if any, you may have to sell them at a loss relative to your initial investment even if the level of any or all of the Indices is above its Trigger Level.

♦
Your return potential on the Securities is limited to any Contingent Coupons paid on the Securities, and you will not participate in any appreciation of any Index — The return potential of the Securities is limited to the pre-specified per annum Contingent Coupon Rate, regardless of any appreciation of any Index. In addition, the total return on the Securities will vary based on the number of Observation Dates on which the closing level of each Index has been greater than or equal to its Coupon Barrier prior to maturity or a call at the election of the Issuer. Further, if the Securities are called at the election of the Issuer, you will not receive Contingent Coupons or any other payment in respect of any Observation Dates after the applicable Call Settlement Date. If the Securities are not called, you may be subject to the decline in the level of the Least Performing Index even though you cannot participate in any appreciation of any Index. As a result, the return on an investment in the Securities could be less than the return on a direct investment in any or all of the Indices or securities composing the Indices. Because the Securities could be called as early as the first Observation Date, the total return on the Securities could be minimal.

♦
Because the Securities are linked to the Least Performing Index, you are exposed to greater risks of no Contingent Coupons and sustaining a significant loss on your investment at maturity than if the securities were linked to a single Index — The risk that you will not receive any Contingent Coupons and lose some or all of your initial investment in the Securities at maturity is greater if you invest in the Securities as opposed to substantially similar securities that are linked to the performance of a single Index. With three Indices, it is more likely that the closing level of any Index will be less than its Coupon Barrier on the specified Observation Dates or less than its Trigger Level on the Final Valuation Date and therefore it is more likely that you will not receive any Contingent Coupons and that you will suffer a significant loss on your investment at maturity. In addition, if the performances of the Indices are not correlated to each other, the risk that you will not receive any Contingent Coupons and that one of the Indices will be less than its Trigger Level is even greater.

♦
You are exposed to the market risk of each Index — Your return on the Securities is not linked to a basket consisting of each Index. Rather, it will be contingent upon the independent performance of each Index. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each Index. Poor performance by any Index over the term of the Securities may negatively affect your return and will not be offset or mitigated by any increases or lesser declines in the level of the other Indices. To receive any Contingent Coupons, the closing level of each Index must be greater than or equal to its Coupon Barrier on the applicable Observation Date. In addition, if the Securities have not been called prior to maturity and the Final Index Level of any Index is less than its Trigger Level, you will be exposed to the full decline in the Least Performing Index. Accordingly, your investment is subject to the market risk of each Index.

♦
Call and Reinvestment risk — The Issuer may call the Securities on any Observation Date other than the Final Valuation Date regardless of the closing level of any Index on that Observation Date. If the Issuer elects to call the Securities early, the holding period over which you would receive the per annum Contingent Coupon Rate could be as short as three months. It is more likely that the Issuer will call the Securities at its election prior to maturity to the extent that the interest payable on the Securities is greater than the interest that would be payable on other instruments issued by the Issuer of comparable maturity, terms and credit rating trading in the market. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities in a comparable investment with a similar level of risk in the event the Securities are called prior to the Maturity Date.

♦
Higher Contingent Coupon Rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the Indices reflects a higher expectation as of December 11, 2014 that the level of any Index could close below its Coupon Barrier on the Observation Dates or its Trigger Level on the Final Valuation Date. This greater expected risk will generally be reflected in a higher

Contingent Coupon Rate. However, while the Contingent Coupon Rate is a fixed percentage, the volatility of any or all Indices may change significantly over the term of the Securities. The level of any or all of the Indices could fall sharply, which could result in a significant loss of principal.

♦
Credit of Issuer — The Securities are unsecured and unsubordinated debt obligations of the Issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the Securities.

♦
Owning the Securities is not the same as owning the securities composing any or all of the Indices — The return on your Securities may not reflect the return you would realize if you actually owned the securities composing any or all of the Indices. As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the securities composing any Index would have.

♦
Dealer incentives — We, the Agents and affiliates of the Agents act in various capacities with respect to the Securities. The Agents and various affiliates may act as a principal, agent or dealer in connection with the Securities. Such Agents, including the sales representatives of UBS Financial Services Inc., will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay compensation as specified on the cover of this pricing supplement to the Agents in connection with the distribution of the Securities, and such compensation may be passed on to affiliates of the Agents or other third party distributors.

♦
There may be little or no secondary market for the Securities — The Securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the Securities but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Securities. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

♦
Potential conflicts — We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as Calculation Agent and hedging our obligations under the Securities. In performing these duties, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities.

♦
Potentially inconsistent research, opinions or recommendations by Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates — Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates and agents may publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates or agents may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities and each Index.

♦
No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of any Index will rise or fall. There can be no assurance that the level of any Index will not close below its Trigger Level on the Final Valuation Date. The level of each Index will be influenced by complex and interrelated political, economic, financial and other factors that affect that Index. You should be willing to accept the downside risks associated with equities in general and each Index in particular, and the risk of losing some or all of your initial investment.

♦
Potential Barclays Bank PLC impact on the levels of the Indices — Trading or transactions by Barclays Bank PLC or its affiliates in the securities composing the Indices and/or over-the-counter options, futures or other instruments with returns linked to the performance of any or all Indices or the securities composing the Indices, may adversely affect the level of any Index and, therefore, the market value of the Securities.

♦
The Securities are subject to small-capitalization companies risk — The Russell 2000® Index tracks companies that are considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies, and therefore securities linked to the Russell 2000® Index may be more volatile than an investment linked to an index with component stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

♦
The Index Return for the EURO STOXX 50® Index Will Not Be Adjusted for Changes in Exchange Rates Relative to the U.S. Dollar Even Though the Securities Composing the EURO STOXX 50® Index Are Traded in a Foreign Currency and the Securities Are Denominated in U.S. Dollars — The value of your Securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the securities composing the EURO STOXX 50® Index are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Securities, you will not receive any additional payment or incur any reduction in any payment with respect to the Securities.

♦
Non-U.S. Securities Markets Risks with respect to the EURO STOXX 50® Index — The securities composing the EURO STOXX 50® Index are issued by non-U.S. companies and are traded on various non-U.S. exchanges. These securities may be more volatile and may be subject to different political, market, economic, exchange rate, regulatory and other risks. Specifically, the securities composing the EURO STOXX 50® Index are issued by companies located within the Eurozone. The Eurozone is and has been undergoing financial stress, and the political, legal and regulatory ramifications are impossible to predict. Changes within the Eurozone could have a material adverse effect on the performance of the EURO STOXX 50® Index and, consequently, on the value of the Securities.

♦
Many economic and market factors will impact the value of the Securities — In addition to the levels of the Indices on any day, the value of the Securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

♦	the expected volatility of the Indices;

♦	correlation (or lack of correlation) of the Indices

♦	the time to maturity of the Securities;

♦	the market prices and dividend rates on the securities composing the Indices;

♦	interest and yield rates in the market generally;

♦	supply and demand for the Securities;

♦	a variety of economic, financial, political, regulatory and judicial events; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦
The estimated value of your Securities is lower than the initial issue price of your Securities — The estimated value of your Securities on the Trade Date is lower than the initial issue price of your Securities. The difference between the initial issue price of your Securities and the estimated value of the Securities is a result of certain factors, such as any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, the estimated cost that we may incur in hedging our obligations under the Securities, and estimated development and other costs that we may incur in connection with the Securities.

♦
The estimated value of your Securities might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market — The estimated value of your Securities on the Trade Date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market. Also, this difference in funding rate as well as certain factors, such as sales commissions, selling concessions, estimated costs and profits mentioned below, reduces the economic terms of the Securities to you.

♦
The estimated value of the Securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions — The estimated value of your Securities on the Trade Date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Securities may not be consistent with those of other financial institutions that may be purchasers or sellers of Securities in the secondary market. As a result, the secondary market price of your Securities may be materially different from the estimated value of the Securities determined by reference to our internal pricing models.

♦
The estimated value of your Securities is not a prediction of the prices at which you may sell your Securities in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your Securities and may be lower than the estimated value of your Securities — The estimated value of the Securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Securities. Further, as secondary market prices of your Securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Securities such as fees, commissions, discounts, and the costs of hedging our obligations under the Securities, secondary market prices of your Securities will likely be lower than the initial issue price of your Securities. As a result, the price, at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your Securities, and any sale prior to the Maturity Date could result in a substantial loss to you.

♦
The temporary price at which we may initially buy the Securities in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your Securities — Assuming that all relevant factors remain constant after the Trade Date, the price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market (if Barclays Capital Inc. makes a market in the Securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Securities on the Trade Date, as well as the secondary market value of the Securities, for a temporary period after the initial issue date of the Securities. The price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Securities. Please see “Additional Information Regarding Our Estimated Value of the Securities” on page PS-2 for further information.

♦
We and our affiliates may engage in various activities or make determinations that could materially affect your Securities in various ways and create conflicts of interest — We and our affiliates establish the offering price of the Securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation. Additionally, the role played by Barclays Capital Inc., as a dealer in the Securities, could present it with significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Securities and such compensation or financial benefit may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Furthermore, we and our affiliates make markets in and trade various financial instruments or products for their own accounts and for the account of their clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, instruments or assets that may serve as the underliers, basket underliers or constituents of the underliers of the Securities. Such market making, trading activities, other investment banking and financial services may negatively impact the value of the Securities. Furthermore, in any such market making, trading activities, and other services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Securities into account in conducting these activities.

♦
Tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your tax situation. See “What Are the Tax Consequences of an Investment in the Securities?” on page PS-14 of this pricing supplement.

Hypothetical Examples
The examples below illustrate the payment upon a call or at maturity for a $10.00 principal amount Security on a hypothetical offering of the Securities under various scenarios, with the assumptions as set forth below.* We cannot predict the closing level of any Index on any day during the term of the Securities, including on any Observation Date. You should not take these examples as an indication or assurance of the expected performance of the Securities. Numbers in the examples below have been rounded for ease of analysis. The examples below do not take into account any tax consequences from investing in the Securities. In these examples, we refer to the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index as the “SPX Index,” the “RTY Index” and the “SX5E Index,” respectively.

Principal Amount:	$10.00
Term:	Approximately ten years (unless called earlier)
Contingent Coupon Rate:	8.35% per annum (or 2.0875% per quarter)
Contingent Coupon:	$0.20875 per quarter
Hypothetical Initial Index Level:	100.00 for the SPX Index, 100.000 for the RTY Index and 100.00 for the SX5E Index
Hypothetical Coupon Barrier:	50.00 for the SPX Index, 50.000 for the RTY Index and 50.00 for the SX5E Index (which, with respect to each Index, is 50% of the hypothetical Initial Index Level of that Index)
Hypothetical Trigger Level:	50.00 for the SPX Index, 50.000 for the RTY Index and 50.00 for the SX5E Index (which, with respect to each Index, is 50% of the hypothetical Initial Index Level of that Index)
Observation Dates:	Observation Dates will occur quarterly as set forth under “Final Terms” and “Observation Dates/Coupon Payment Dates/Call Settlement Dates” in this pricing supplement.

*
Terms used for purposes of these hypothetical examples do not represent the actual Initial Index Levels, Coupon Barriers or Trigger Levels. The hypothetical Initial Index Levels of 100.00 for the SPX Index, 100.000 for the RTY Index and 100.00 for the SX5E Index have been chosen for illustrative purposes only and do not represent the actual Initial Index Level for any Index. The actual Initial Index Level and resulting Trigger Level and Coupon Barrier of each Index are indicated on the cover of this pricing supplement. For historical data regarding the actual closing levels of the Indices, please see the historical information set forth under the sections titled “S&P 500® Index,” “Russell 2000® Index” and “EURO STOXX 50® Index” below.

The examples below are purely hypothetical. These examples are intended to illustrate (a) the effect of an issuer-elected call, (b) how the payment of a Contingent Coupon with respect to any Observation Date will depend on whether the closing level of any Index on that Observation Date is less than its Coupon Barrier, (c) how the value of the payment at maturity on the Securities will depend on whether the Final Index Level of any Index is less than its Trigger Level and (d) how the total return on the Securities may be less than the total return on a direct investment in any or all of the Indices in certain scenarios. The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the total payments per $10.00 principal amount Security over the term of the Securities to the $10.00 initial issue price.

Example 1 — Issuer Elects to Call the Securities on the Fourth Observation Date

Date	Closing Level	Payment (per Security)
First Observation Date	SPX Index: 105.00 RTY Index: 110.000 SX5E Index: 90.00	Securities NOT called at the election of the Issuer. Closing level of each Index above its Coupon Barrier; Issuer pays Contingent Coupon of $0.20875 on first Coupon Payment Date.
Second Observation Date	SPX Index: 80.00 RTY Index: 40.000 SX5E Index: 90.00	Securities NOT called at the election of the Issuer. Closing level of RTY Index below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on second Coupon Payment Date.
Third Observation Date	SPX Index: 30.00 RTY Index: 80.000 SX5E Index: 90.00	Securities NOT called at the election of the Issuer. Closing level of SPX Index below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on third Coupon Payment Date.
Fourth Observation Date	SPX Index: 80.00 RTY Index: 65.000 SX5E Index: 90.00	Issuer elects to call the Securities; closing level of each Index above applicable Coupon Barrier; Issuer repays principal plus pays Contingent Coupon of $0.20875 on Call Settlement Date.
Total Payments (per $10.00 Security):		Payment on Call Settlement Date:	$10.20875 ($10.00 + $0.20875)
		Prior Contingent Coupons:	$0.20875 ($0.20875 × 1)
		Total:	$10.4175
		Total Return:	4.1750%

On the fourth Observation Date, the Issuer elects to call the Securities. Because the closing level of each Index is above its applicable Coupon Barrier on the Fourth Observation Date, the Issuer will pay you on the Call Settlement Date $10.20875 per $10.00 principal amount Security, which is equal to your principal amount plus the Contingent Coupon due on the Coupon Payment Date that is also the Call Settlement Date. No further amounts will be owed to you under the Securities.

In addition, because the closing level of each Index was greater than or equal to its Coupon Barrier on the first Observation Date, the Issuer will pay the Contingent Coupon of $0.20875 on the first Coupon Payment Date. However, because the closing level of at least one Index was less than its Coupon Barrier on the second and third Observation Dates, the Issuer will not pay any Contingent Coupon on the Coupon Payment Dates following those Observation Dates. Accordingly, the Issuer will have paid a total of $10.4175 per Security for a 4.1750% total return on the Securities.

Example 2 — Securities Are NOT Called and the Final Index Level of Each Index Is Above Its Trigger Level

Date	Closing Level	Payment (per Security)
First Observation Date	SPX Index: 115.00 RTY Index: 110.000 SX5E Index: 105.00	Securities NOT called at the election of the issuer. Closing level of each Index above its Coupon Barrier; Issuer pays Contingent Coupon of $0.20875 on first Coupon Payment Date.
Second Observation Date	SPX Index: 80.00 RTY Index: 75.000 SX5E Index: 90.00	Securities NOT called at the election of the issuer. Closing level of each Index above its Coupon Barrier; Issuer pays Contingent Coupon of $0.20875 on second Coupon Payment Date.
Third Observation Date	SPX Index: 85.00 RTY Index: 65.000 SX5E Index: 45.00	Securities NOT called at the election of the Issuer. Closing level of SX5E Index below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on third Coupon Payment Date.
Fourth to Thirty-Ninth Observation Dates	Various (below 50.00 Coupon Barrier)	Closing level of each Index below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on any of the fourth to thirty-ninth Coupon Payment Dates.
Fortieth Observation Date (the Final Valuation Date)	SPX Index: 110.00 RTY Index: 80.000 SX5E Index: 60.00	Securities NOT callable. Final Index Level of each Index above its Trigger Level and Coupon Barrier; Issuer repays principal plus pays Contingent Coupon of $0.20875 on Maturity Date.
Total Payments (per $10.00 Security):		Payment at Maturity:	$10.20875 ($10.00 + $0.20875)
		Prior Contingent Coupons:	$0.4175 ($0.20875 × 2)
		Total:	$10.62625
		Total Return:	6.2625%

In this example, the Issuer does not elect to call the Securities and the Securities remain outstanding until maturity. Because the Final Index Level of each Index is greater than or equal to its Trigger Level and Coupon Barrier, the Issuer will pay you on the Maturity Date $10.20875 per $10.00 principal amount Security, which is equal to your principal amount plus the Contingent Coupon due on the Coupon Payment Date that is also the Maturity Date.

In addition, because the closing level of each Index was greater than or equal to its Coupon Barrier on the first and second Observation Dates, the Issuer will pay the Contingent Coupon of $0.20875 on the first and second Coupon Payment Dates. However, because the closing level of at least one Index was less than its Coupon Barrier on the third through thirty-ninth Observation Dates, the Issuer will not pay any Contingent Coupon on the Coupon Payment Dates following those Observation Dates. Accordingly, the Issuer will have paid a total of $10.62625 per Security for a 6.2625% total return on the Securities.

Example 3 — Securities Are NOT Called and the Final Index Level of Any Index Is Below Its Trigger Level

Date	Closing Level	Payment (per Security)
First Observation Date	SPX Index: 40.00 RTY Index: 45.000 SX5E Index: 30.00	Securities NOT called at the election of the Issuer. Closing level of each Index below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on first Coupon Payment Date.
Second Observation Date	SPX Index: 105.00 RTY Index: 45.000 SX5E Index: 60.00	Securities NOT called at the election of the Issuer. Closing level of RTY Index below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on second Coupon Payment Date.
Third Observation Date	SPX Index: 90.00 RTY Index: 45.000 SX5E Index: 70.00	Securities NOT called at the election of the Issuer. Closing level of RTY Index below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on third Coupon Payment Date.
Fourth to Thirty-Ninth Observation Dates	Various (below 50.00 Coupon Barrier)
Securities NOT called at the election of the Issuer. Closing level of any Index below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on any of the fourth to thirty-ninth Coupon Payment Dates.

Fortieth Observation Date (the Final Valuation Date)	SPX Index: 45.00 RTY Index: 110.000 SX5E Index: 80.00
Securities NOT callable. Closing level of SPX Index below its Coupon Barrier and Trigger Level; Issuer DOES NOT pay Contingent Coupon on Maturity Date, and Issuer will repay less than the principal amount resulting in a loss proportionate to the decline of the Least Performing Index.

Total Payments (per $10.00 Security):		Payment at Maturity:	$4.50
		Prior Contingent Coupons:	$0.00
		Total:	$4.50
		Total Return:	-55.00%

In this example, the Issuer does not elect to call the Securities and the Securities remain outstanding until maturity. Because the Final Index Level of at least one Index is less than its Trigger Level on the Final Valuation Date, at maturity, the Issuer will pay you a total of $4.50 per $10.00 principal amount, for a -55.00% total return on the Securities, calculated as follows:

$10.00 × (1 + Index Return of the Least Performing Index)

Step 1:  Determine the Index Return of each Index:

Index Return of the SPX Index:

Final Index Level – Initial Index Level	=	45.00 – 100.00	= -55.00%
Initial Index Level		100.00

Index Return of the RTY Index:

Final Index Level – Initial Index Level	=	110.000 – 100.000	= 10.00%
Initial Index Level		100.000

Index Return of the SX5E Index:

Final Index Level – Initial Index Level	=	80.000 – 100.000	= -20.00%
Initial Index Level		100.000

Step 2:  Determine the Least Performing Index. The SPX Index is the Index with the lowest Index Return.

Step 3:  Calculate the Payment at Maturity:

$10.00 × (1 + Index Return of the Least Performing Index) = $10.00 × (1 + -55.00%) = $4.50

In addition, because the closing level of at least one Index is less than its Coupon Barrier on each Observation Date, the Issuer will not pay any Contingent Coupons over the term of the Securities.

What Are the Tax Consequences of an Investment in the Securities?
You should review carefully the sections entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” in the accompanying prospectus supplement. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

In determining our reporting responsibilities, if any, we intend to treat (i) the Securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any Contingent Coupons as ordinary income, as described in the section entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” in the accompanying prospectus supplement. Our special tax counsel, Davis Polk & Wardwell LLP, has advised that it believes this treatment to be reasonable, but that there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt.

Sale, Exchange or Redemption of a Security. Assuming the treatment described above is respected, upon a sale or exchange of the Securities (including redemption upon a call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the Securities, which should equal the amount you paid to acquire the Securities (assuming Contingent Coupons are properly treated as ordinary income, consistent with the position referred to above). This gain or loss should be short-term capital gain or loss unless you hold the Securities for more than one year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of the Securities at the issue price. The deductibility of capital losses is subject to limitations. If you sell your Securities between the time your right to a Contingent Coupon is fixed and the time it is paid, it is likely that you will be treated as receiving ordinary income equal to the Contingent Coupon. Although uncertain, it is possible that proceeds received from the sale or exchange of your Securities prior to an Observation Date but that can be attributed to an expected Contingent Coupon payment could be treated as ordinary income. You should consult your tax advisor regarding this issue.

As noted above, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the Securities could be materially affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders. Insofar as we have responsibility as a withholding agent, we do not currently intend to treat Contingent Coupon payments to non-U.S. holders (as defined in the accompanying prospectus supplement) as subject to U.S. withholding tax. However, non-U.S. holders should in any event expect to be required to provide appropriate Forms W-8 or other documentation in order to establish an exemption from backup withholding, as described under the heading “—Information Reporting and Backup Withholding” in the accompanying prospectus supplement. If any withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.

Non-U.S. holders should also note that recently proposed Treasury regulations could impose a 30% (or lower treaty rate) withholding tax on amounts paid or deemed paid after December 31, 2015 that are treated as attributable to U.S.-source dividends on equities underlying financial instruments such as the Securities. While it is not clear whether or in what form these regulations will be finalized, under recent Treasury guidance, these regulations would not apply to the Securities. Non-U.S. holders should consult their tax advisors regarding the potential application of these proposed regulations.

S&P 500® Index
The S&P 500® Index (the “SPX Index”) consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For more information about the SPX Index, see “Non-Proprietary Indices—Equity Indices—S&P 500® Index” in the accompanying index supplement.

Historical Information

The following graph sets forth the historical performance of the SPX Index from January 2, 2008 through December 12, 2014, based on the daily closing levels of the SPX Index. The closing level of the SPX Index on December 12, 2014 was 2,002.33. The Initial Index Level of the SPX Index is the closing level of the SPX Index on December 11, 2014, as specified on the cover of this pricing supplement. The dotted lines represent the Trigger Level and Coupon Barrier of 1,017.67, which is equal to 50% of the closing level of the SPX Index on December 11, 2014.

We obtained the closing levels below from Bloomberg, without independent verification. Historical performance of the SPX Index should not be taken as an indication of future performance. Future performance of the SPX Index may differ significantly from historical performance, and no assurance can be given as to the closing level of the SPX Index during the term of the Securities, including on any Observation Date. We cannot give you assurance that the performance of the SPX Index  will result in the return of any of your initial investment.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Russell 2000® Index
The Russell 2000® Index (the “RTY Index”) was developed by Russell Investments (“Russell”) and is calculated, maintained and published by Russell. The RTY Index is designed to track the performance of the small capitalization segment of the U.S. equity market. As a subset of the Russell 3000® Index (the “Russell 3000”), the RTY Index consists of approximately 2,000 of the smallest companies (based on a combination of their market capitalization and current index membership) included in the Russell 3000 and represented, as of December 31, 2013, approximately 10% of the total market capitalization of the Russell 3000. The Russell 3000, in turn, comprises the 3,000 largest U.S. companies as measured by total market capitalization, which together represented, as of December 31, 2013, approximately 98% of the U.S. equity markets open to public investment. For more information about the RTY Index, see “Non-Proprietary Indices—Equity Indices—Russell 2000® Index” in the accompanying index supplement.

Historical Information

The following graph sets forth the historical performance of the RTY Index from January 2, 2008 through December 12, 2014, based on the daily closing levels of the RTY Index. The closing level of the RTY Index on December 12, 2014 was 1,152.446. The Initial Index Level of the RTY Index is the closing level of the RTY Index on December 11, 2014, as specified on the cover of this pricing supplement. The dotted lines represent the Trigger Level and Coupon Barrier of 583.479, which is equal to 50% of the closing level of the RTY Index on December 11, 2014.

We obtained the closing levels below from Bloomberg, without independent verification. Historical performance of the RTY Index should not be taken as an indication of future performance. Future performance of the RTY Index may differ significantly from historical performance, and no assurance can be given as to the closing level of the RTY Index during the term of the Securities, including on any Observation Date. We cannot give you assurance that the performance of the RTY Index  will result in the return of any of your initial investment.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

EURO STOXX 50® Index
The EURO STOXX 50® Index (the “SX5E Index”) is calculated, maintained and published by STOXX Limited, a company owned by Deutsche Börse AG and SIX Group AG. The SX5E Index provides a blue-chip representation of supersector leaders in the Eurozone. The Underlying Index represents supersector leaders in the Eurozone in terms of free-float market capitalization and covers 50 stocks from 12 Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain.

For more information about the SX5E Index, see “Non-Proprietary Indices—Equity Indices—EURO STOXX 50® Index” in the accompanying index supplement.

Historical Information

The following graph sets forth the historical performance of the SX5E Index from January 2, 2008 through December 12, 2014, based on the daily closing levels of the SX5E Index. The closing level of the SX5E Index on December 12, 2014 was 3,067.32. The Initial Index Level of the SX5E Index is the closing level of the SX5E Index on December 11, 2014, as specified on the cover of this pricing supplement. The dotted lines represent the Trigger Level and Coupon Barrier of 1,579.56, which is equal to 50% of the closing level of the SX5E Index on December 11, 2014.

We obtained the closing levels below from Bloomberg, without independent verification. Historical performance of the SX5E Index should not be taken as an indication of future performance. Future performance of the SX5E Index may differ significantly from historical performance, and no assurance can be given as to the closing level of the SX5E Index during the term of the Securities, including on any Observation Date. We cannot give you assurance that the performance of the SX5E Index  will result in the return of any of your initial investment.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Supplemental Plan of Distribution
We have agreed to sell to Barclays Capital Inc. and UBS Financial Services Inc., together the “Agents,” and the Agents have agreed to purchase, all of the Securities at the initial issue price less the underwriting discount indicated on the cover of this pricing supplement. UBS Financial Services Inc. may allow a concession not in excess of the underwriting discount set forth on the cover of this pricing supplement to its affiliates.

We or our affiliates have entered or will enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and the Agents and/or an affiliate may earn additional income as a result of payments pursuant to the swap, or related hedge transactions.

We have agreed to indemnify the Agents against liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agents may be required to make relating to these liabilities as described in the prospectus and the prospectus supplement. We have agreed that UBS Financial Services Inc. may sell all or a part of the Securities that it purchases from us to its affiliates at the price that is indicated on the cover of this pricing supplement.

Validity of the Securities
In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the Securities offered by this pricing supplement have been executed and issued by Barclays Bank PLC and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such Securities will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of June 20, 2014, filed as an exhibit to a report on Form 6-K by Barclays Bank PLC on June 20, 2014, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the Securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of Davis Polk & Wardwell LLP, dated June 20, 2014, which has been filed as an exhibit to the report on Form 6-K referred to above.